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Exhibit 23.6

CONSENT OF EXPERT

        We consent to the use of our firm's name, and the references to our reports, in the Registration Statement on Form S-4 of Huntsman International LLC, and any amendments thereto, filed with the Securities and Exchange Commission for the registration of the 9 7/8% Senior Notes due 2009.

Date: May 24, 2002

/s/ JAMES R. FISHER JAMES R. FISHER International Business Management Associates

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CONSENT OF EXPERT